UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 16, 2011

PATRIOT NATIONAL BANCORP, INC.

(Exact name of registrant as specified in its charter)

Connecticut	000-29599	06-1559137
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Bedford Street, Stamford, Connecticut 06901

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (203) 324-7500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

Patriot National Bancorp, Inc. (the “Company”) held its 2011 Annual Meeting of Shareholders on Tuesday, December 13, 2011, in Stamford, Connecticut. The Company did not solicit proxies for the meeting.

The results of the matters voted upon at the meeting, which are more fully described in the Company’s Definitive Information Statement on Schedule 14C, filed with the Securities and Exchange Commission on November 1, 2011, are as follows:

	September 30,	September 30,	September 30,
Election of Directors	Votes For	Votes Withheld	Broker Non-Votes
Michael A. Carrazza	33,623,161	0	0
Christopher D. Maher	33,623,161	0	0
Robert F. O’Connell	33,623,161	0	0
Edward N. Constantino	33,623,161	0	0
Kenneth T. Neilson	33,623,161	0	0
Emile Van den Bol	33,623,161	0	0
Michael Weinbaum	33,623,161	0	0
Raymond B. Smyth	33,623,161	0	0

	September 30,	September 30,	September 30,	September 30,
	Votes For	Votes Against	Abstained	Broker Non-Votes
Ratification of the appointment of KPMG LLP to serve as the independent registered public accounting firm for Patriot National Bancorp, Inc. for the year 2011.	33,623,161	0	0	0

	September 30,	September 30,	September 30,	September 30,
	Votes For	Votes Against	Abstained	Broker Non-Votes
Adoption and ratification of the Patriot National Bancorp, Inc. 2012 Stock Plan.	33,623,061	0	0	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRIOT NATIONAL BANCORP, INC.

Date: December 16, 2011	By:	/s/ Robert F. O’Connell
Robert F. O’Connell Senior Executive Vice President and
Chief Financial Officer